                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


                                             /s/ Arthur Andersen LLP
                                             ________________________

Phoenix, Arizona
October 22, 2001